Exhibit 99.1

Overseas Shipholding Group

Confirms Receipt of Unsolicited Indication of Interest

Tampa, FL – January 29, 2024 - Overseas Shipholding Group, Inc. (the “Company” or “OSG”) (NYSE: OSG), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products primarily in the U.S. Flag markets, today confirmed that OSG’s Board of Directors received an unsolicited non-binding indication of interest from Saltchuk Resources, Inc. (“Saltchuk”) for the acquisition of all of the outstanding shares of the Company that Saltchuk does not already own for $6.25 per share in cash.

OSG’s Board of Directors is committed to acting in the best interests of all stockholders. Consistent with its fiduciary duties, OSG’s Board of Directors will be carefully considering and evaluating, in consultation with its financial and legal advisors, this indication of interest in due course. OSG stockholders do not need to take any action at this time. OSG cautions its stockholders and others considering trading in its securities that it has just received Saltchuk’s unsolicited indication of interest, and no decisions have been made by the Board of Directors with respect to the Company’s response to the indication of interest. There can be no assurance that any definitive proposal will be made or accepted, that any agreement will be executed or that any transaction will be consummated.

The Company does not intend to comment further on the unsolicited indication of interest or any related matters until its Board of Directors has determined that disclosure is necessary or appropriate.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing liquid bulk transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (“SEC”), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, external events including geopolitical conflicts such as the Russia/Ukraine conflict and recent developments in the Middle East, and Saltchuk’s unsolicited indication of interest and related matters. Forward-looking statements are based on our current plans, estimates, projections and events, and are subject to change based on a number of factors. Accordingly, there are or will be important factors, many of which are beyond the control of the Company, that could cause the Company’s actual results or outcomes, or the timing of certain events, to differ materially from the expectations expressed or implied in the Company’s forward-looking statements, including uncertainty associated with the announcement of Saltchuk’s unsolicited indication of interest, the Board of Directors’ evaluation thereof and related matters. Undue reliance should not be placed on any forward-looking statements and, when reviewing any forward-looking statements, consideration should be given to the risks and factors described in this press release and those outlined in the Company’s filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this press release and in the Company’s reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

Source: Overseas Shipholding Group, Inc.